As filed with the Securities and Exchange Commission on December 16, 2025

Registration Statement No. 333-265211
Registration Statement No. 333-253190
Registration Statement No. 333-228120
Registration Statement No. 333-207846
Registration Statement No. 333-190336
Registration Statement No. 333-183051
Registration Statement No. 333-162890

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265211
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253190
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228120
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-207846
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190336
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183051
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162890

UNDER THE SECURITIES ACT OF 1933

ALLETE, Inc.	Minnesota	41‑0418150
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 West Superior Street
Duluth, Minnesota 55802‑2093
(218) 279‑5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALLETE Non-Employee Director Stock Plan (2022)
ALLETE and Affiliated Companies Retirement Savings and Stock Ownership Plan (2021)
ALLETE Executive Long-Term Incentive Compensation Plan (2018)
ALLETE Executive Long-Term Incentive Compensation Plan (2015)
ALLETE Non-Employee Director Stock Plan (2013)
ALLETE and Affiliated Companies Employee Stock Purchase Plan (2012)
Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan (2009)

(Full Title of Plans)

JULIE L. PADILLA, ESQ.
Vice President, Chief Legal Officer
and Corporate Secretary
30 West Superior Street
Duluth, Minnesota 55802-2093
(218) 279 5000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer☐

Non‑accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.☐

EXPLANATORY NOTE

These Post-Effective Amendments (each, a “Post-Effective Amendment” and collectively, the “Post-Effective Amendments”) relate to the following registration statements filed by ALLETE, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on Form S-8 (each, as amended, a “Registration Statement” and collectively, the “Registration Statements”):

•
Registration Statement No. 333-265211, filed with the Commission on May 25, 2022, relating to the registration of the securities described in such Registration Statement under the ALLETE Non-Employee Director Stock Plan.

•
Registration Statement No. 333-253190, filed with the Commission on February 17, 2021, relating to the registration of the securities described in such Registration Statement under the ALLETE and Affiliated Companies Retirement Savings and Stock Ownership Plan.

•
Registration Statement No. 333-228120, filed with the Commission on November 1, 2018, relating to the registration of the securities described in such Registration Statement under the ALLETE Executive Long-term Incentive Compensation Plan.

•
Registration Statement No. 333-207846, filed with the Commission on November 6, 2015, relating to the registration of the securities described in such Registration Statement under the ALLETE Executive Long-term Incentive Compensation Plan.

•
Registration Statement No. 333-190336, filed with the Commission on August 2, 2013, relating to the registration of the securities described in such Registration Statement under the ALLETE Non-Employee Director Stock Plan.

•
Registration Statement No. 333-183051, filed with the Commission on August 3, 2012, relating to the registration of the securities described in such Registration Statement under the ALLETE and Affiliated Companies Employee Stock Purchase Plan.

•
Registration Statement No. 333-162890, filed with the Commission on November 5, 2009, relating to the registration of the securities described in such Registration Statement under the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan.

On December 15, 2025, pursuant to the terms of the Plan of Merger, dated as of May 5, 2024, by and among the Company, Alloy Parent LLC, a Delaware limited liability company (“Parent”), and Alloy Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a subsidiary of Parent.

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under such Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities that remain unsold under each Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on the 16th day of December, 2025.

ALLETE, Inc.

By	/s/ Julie L. Padilla
Julie L. Padilla
Vice President, Chief Legal Officer and Corporate Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.